Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock High Yield V.I. Fund   (BVA-HY)
BlackRock High Yield Portfolio of BlackRock Series Fund,
Inc   (BVA-HI)
BlackRock Corporate High Yield Fund, Inc.   (COY)
BlackRock Corporate High Yield Fund VI, Inc.   (HYT)
BlackRock High Yield Portfolio   (MIST-HY)
BlackRock High Income Shares   (HIS)
BlackRock Multi-Asset Income - High Yield Portfolio
(BR-INC-HY)
BlackRock Corporate High Yield Fund III, Inc.   (CYE)
BlackRock Corporate High Yield Fund V, Inc.   (HYV)
AST BlackRock Global Strategies Portfolio - US High
Yield   (PRU-AA-HY)
BlackRock Funds II, High Yield Bond Portfolio   (BR-
HIYLD)

The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
11-06-2012
Security Type:
BND/CORP

Issuer
CyrusOne LP and CyrusOne Finance Corp.
(2022)
Selling
Underwriter
Barclays Capital Inc.
Affiliated
Underwriter(s)
[x] PNC
[ ] Other:
List of
Underwriter(s)
Barclays Capital Inc., Citigroup Global
Markets Inc., KeyBanc Capital Markets
Inc., RBS Securities Inc., UBS
Securities LLC, PNC Capital Markets LLC,
J.P. Morgan Securities LLC, TD
Securities (USA) Inc.



Transaction Details

Date of Purchase
11-06-2012

Purchase
Price/Share
(per share / %
of par)
$100.00
Total
Commission,
Spread or
Profit
2.00%

1.	Aggregate Principal Amount
Purchased (a+b)
$30,000,000
a.US Registered Funds
(Appendix attached with
individual Fund/Client purchase)
$14,135,000
b.Other BlackRock Clients
$15,865,000
2.	Aggregate Principal Amount of
Offering
$525,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)
0.05714

Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[ ] U.S. Registered Public Offering[Issuer must have 3 years of continuous operations]
[x] Eligible Rule 144A Offering[Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities[Issuer must have 3 years of continuous operations]
[ ] Eligible Foreign Offering[Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)

[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dillip Behera
Date:
11-08-2012

Global Syndicate Team Member




Approved by:
Yesenia Peluso
Date:
11-09-2012

Senior Global Syndicate Team Member





Rule 10f-3 Report - Definitions








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